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                                                             EXHIBIT 10.5

                                BLYTH INDUSTRIES, INC.
                                                                SPECIMEN
                                 AMENDED AND RESTATED

                         7.54% SENIOR NOTE DUE JUNE 30, 2005

[         ]                                                  October 17, 1997
[            ]                                               PPN:  09643P A* 9

          FOR VALUE RECEIVED, the undersigned, BLYTH INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware
(herein called the "COMPANY"), hereby promises to pay to [         ], or
registered assigns, the principal sum of [                              ]
[             ] on June 30, 2005, with interest (computed on the
basis of a 360-day year of twelve 30-day months) (A) on the unpaid balance thereof at the rate of 7.54% per annum from the date hereof, payable semiannually, on the 30th day of June and December in each year, commencing with the June 30 or December 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (B) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 8.54%.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in Chicago, Illinois, at the principal office of Bank of America Illinois in such jurisdiction, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of July 7, 1995 (as amended by the Amendment of Note Purchase Agreement dated as of June 30, 1996, Amendment No. 2 to Note Purchase Agreement dated as of December 13, 1996, Amendment No. 3 to Note Purchase Agreement dated as of March 10, 1997, and the Fourth Amendment to Note Purchase Agreement dated as of October 17, 1997, and as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), by and among CANDLE CORPORATION WORLDWIDE, INC., CANDLE CORPORATION OF AMERICA, PARTYLITE GIFTS, INC., the COMPANY and the respective Purchasers named therein and is entitled to the benefits thereof. This Note amends and restates one of a series of Senior Notes originally issued under a Note Purchase Agreement, dated as of July 7, 1995. Each holder of this Note will be deemed, by its acceptance hereof, (I) to have agreed to the confidentiality provisions set forth in
Section 21 of the Note Purchase Agreements and (II) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.


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          This Note is a registered Note and, as provided in the Note Purchase
Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.



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          This Note shall be construed and enforced in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                              BLYTH INDUSTRIES, INC.

                              SPECIMEN

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